Exhibit 3.1 (b)



                            CERTIFICATE OF AMENDMENT

                                     TO THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              SEACOR HOLDINGS, INC.


               THE UNDERSIGNED, being Charles Fabrikant, Chairman of the Board of Directors, Chief Executive Officer and President of SEACOR Holdings, Inc., a Delaware corporation (the "Company"), hereby certifies that:

               FIRST:  The name of the Company is SEACOR Holdings, Inc.

               SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 7, 1989.

               THIRD: This Certificate of Amendment (this "Certificate") has been duly adopted in accordance with Section 242(b) of the General Corporation Law of the State of Delaware, by special meeting of the Board of Directors of the Company, and adopted by the stockholders in the manner and by the vote prescribed by Section 242(b) of the General Corporation Law of the State of Delaware. This Certificate amends and restates in its entirety Articles FIRST and FOURTH of the Restated Certificate of Incorporation of the Company as heretofore amended or restated.

               FOURTH: Article FIRST of said Restated Certificate of Incorporation is hereby amended as follows:

               "FIRST:     The name of the Company is:

                               "SEACOR SMIT Inc.""

               FIFTH: Article FOURTH of said Restated Certificate of Incorporation is hereby amended as follows:

               "FOURTH: The total number of shares of all classes of capital stock which the Company shall have authority to issue is 50,000,000 shares, consisting of:



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               (i)     10,000,000 shares of Preferred Stock, par value $.01 per
                       share, and

               (ii) 40,000,000 shares of Common Stock, par value $.01 per share.

               Except as otherwise provided by law, the shares of capital stock of the Company, regardless of class, may be issued by the Company from time to time in such amounts, for such lawful consideration and for such corporate purpose(s) as the Board of Directors may from time to time determine.

               Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares as may be determined from time to time by the Board of Directors; provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock authorized by this paragraph FOURTH. Each series of Preferred Stock shall be distinctly designated. The Board of Directors is hereby expressly granted authority to fix, in the resolution or resolutions providing for the issuance of a particular series of Preferred Stock, the voting powers, if any, of each such series, and the designations, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by the Restated Certificate of Incorporation and the laws of the State of Delaware.

               Subject to the provisions of applicable law or of the Company's ByLaws with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law, by this Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock as aforesaid, the holders of outstanding shares of Common Stock shall exclusively possess the voting power for the election of directors of the Company and for all other purposes as prescribed by applicable law, with each holder of record of shares of Common Stock having voting power being entitled to one vote for each share of Common Stock registered in his or its name on the books, registers and/or accounts of the Company."




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               IN WITNESS WHEREOF, the undersigned has duly executed this
Certificate on this 1st day of May, 1997.



                                        By: /s/ Charles Fabrikant
                                            ----------------------------------
                                            Name:      Charles Fabrikant
                                            Title:     Chairman of the Board,
                                                       Chief Executive Officer
                                                       and President





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